Exhibit 99.(h)(ii)

Execution Version

AMENDED SCHEDULE B

(“Amendment”) to the

TRANSFER AGENCY AND SHAREHOLDER SERVICES

AGREEMENT

dated March 29, 2022 (“Agreement”)

between

BNY MELLON INVESTMENT SERVICING (US) INC.

and

EACH INVESTMENT COMPANY LISTED HEREIN

BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each investment company listed on the signature page to this Amendment (each, an “Investment Company” and collectively, the “Investment Companies”) hereby agree, with respect to the Agreement, each on its own behalf and on behalf of each Portfolio of each such Investment Company contained on Schedule B, to amend the Agreement effective as of May 15, 2024 (the “Effective Date”) as set forth herein. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, this Agreement shall control.

1.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.	Subject to the specific modifications made herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Transfer Agency and Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Agreement by Electronic Signature, affirms authorization to execute this Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Agreement and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.	Lord Abbett Funds*

By: /s/ Allison Gardner	By: /s/ Randolph A. Stuzin

Name: Allison Gardner
Title: Senior Vice President	Name:	Randolph A. Stuzin
On behalf of the Investment Company and each Fund, each in its individual and separate capacity, as Assistant Secretary of the Funds

Execution Version

*Lord Abbett Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Flexible Income Fund

Lord Abbett Floating Rate High Income Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Investment Trust

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett Research Fund, Inc.

Lord Abbett Securities Trust

Lord Abbett Series Fund, Inc.

Lord Abbett Special Situations Income Fund

Lord Abbett Trust I

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

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Execution Version

SCHEDULE B

(Effective : May 15, 2024)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of March 29, 2022, between BNY Mellon Investment Servicing (US) Inc. and each of the Investment Companies and Portfolios listed on this Schedule B.

Funds

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Flexible Income Fund

Lord Abbett floating rate high income fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund

Lord Abbett Emerging Markets Corporate Debt Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Core Plus Bond Fund

Lord Abbett Floating Rate Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Inflation Focused Fund

Lord Abbett Multi-Asset Balanced Opportunity Fund

Lord Abbett Multi-Asset Income Fund

Lord Abbett Short Duration Core Bond Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Income Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

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Execution Version

Lord Abbett Short Duration High Income Municipal Bond Fund

Lord Abbett Short Duration Tax Free Fund

Lord Abbett Sustainable Municipal Bond Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Dividend Growth Fund

Lord Abbett Growth Opportunities Fund

Lord Abbett Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund

Lord Abbett Focused Growth Fund

Lord Abbett Focused Large Cap Value Fund

Lord Abbett Focused Small Cap Value Fund

Lord Abbett Fundamental Equity Fund

Lord Abbett Global Equity Fund

Lord Abbett Growth Leaders Fund

Lord Abbett Health Care Fund

Lord Abbett International Equity Fund

Lord Abbett International Opportunities Fund

Lord Abbett International Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Developing Growth Portfolio

Dividend Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

Mid Cap Stock Portfolio

Short Duration Income Portfolio

Total Return Portfolio

Lord Abbett special situations income fund

Lord Abbett Trust I

Lord Abbett Climate Focused Bond Fund

Lord Abbett Emerging Markets Equity Fund

Lord Abbett International Growth Fund

Lord Abbett Investment Grade Floating Rate Fund

Lord Abbett Short Duration High Yield Fund

Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

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